Exhibit 99.1

#41488227

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                                               FOR IMMEDIATE RELEASE
                                               JULY 14, 2003
                                               FOR ADDITIONAL INFORMATION
                                               CONTACT:  RANDY J. SIZEMORE
                                                         SR VICE PRESIDENT, CFO
                                                         (260) 358-4680


                         NORTHEAST INDIANA BANCORP, INC.
               ANNOUNCES SHARP INCREASE IN SECOND QUARTER EARNINGS

HUNTINGTON, INDIANA, -- Northeast Indiana Bancorp, Inc. (NEIB), the parent company of First Federal Savings Bank, today announced net income of $632,000 ($0.44 per diluted common share) for the Company's second quarter ended June 30, 2003 compared to net income of $324,000 ($0.22 per diluted common share) for the second quarter ended June 30, 2002, an increase in net income of $308,000 or 95.1%. Sequentially, the second quarter 2003 net income is $151,000 or 31.4% higher than the first quarter ended March 31, 2003. The current three months earnings represents an annualized return on average assets (ROA) of 1.13% and a return on average equity (ROE) of 9.47%. Both ratio's are significant improvements over the Company's reported ROA of 0.56% and ROE of 4.91% for the three months ended June 30, 2002.

Net interest income declined to $1.5 million for the quarter ended June 30, 2003 when compared to $1.6 million for the quarter ended June 30, 2002. The Company's net interest margin declined to 2.78% for the current quarter compared to 2.87% in the year earlier period. Operating in the current ultra-low interest rate environment coupled with non-performing asset average balances and modest non-refinance loan demand have continued to impede the Company's ability to improve its net interest margin.

For the second consecutive quarter, Northeast Indiana Bancorp, Inc. saw significant improvement in non-performing asset trends. The Company's non-performing assets were $4.2 million or 1.9% of total assets at June 30, 2003, a 37.3% decline from the $6.7 million or 3.0% of total assets reported at December 31, 2002. There were also net recoveries of $61,000 recorded in the current quarter compared to net charge-offs of $179,000 in the year earlier quarter. These trends enabled the company to make no provisions for loan losses during the quarter ended June 30, 2003 versus $175,000 during the quarter ended June 30, 2002.

Non-interest income sharply increased by $390,000 or 157.3% to $638,000 during the second quarter ended June 30, 2003 when compared to $248,000 in the same period a year ago. This was primarily due to both a $218,000 increase in net gains on the sale of loans quarter to quarter and a net gain of $49,000 recorded on the sale of repossessed assets in the current quarter compared to a net loss on the sale of repossessed assets of $77,000 in the year ago quarter. Based on interest rate trends and the recent decision to portfolio most ten through fifteen year 1-4 family mortgages, management expects the gains on the sale of loans to return to more normal levels going forward.

                                     -MORE-
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Non-interest expenses were relatively unchanged between periods. Minimal increases in occupancy and data processing were more than offset by decreases to salaries and benefits, deposit insurance premiums, and professional fees as management continued to focus on containing costs where possible.

Net income for the six months ended June 30, 2003 increased $436,000 or 64.4% to $1.1 million compared to $677,000 for the six months ended June 30, 2002. This sharp increase is mainly due to no provisions for loan losses in the current six month period when compared to $392,000 in provisions for loan losses in the prior year six month period, significant increases in gains on sale of loans between periods, and net gains recorded on the sale of repossessed assets versus net losses on the sale of repossessed assets period to period.

Total assets at June 30, 2003 of $220.1 million compared to December 31, 2002 assets of $225.0 million reflects a 2.2% decrease. Asset reduction at June 30, 2003 compared to December 31, 2002 was due to an advance being repaid to the Federal Home Loan Bank and excess funds being held in repurchase agreements at the prior year end flowing out. Cash and cash equivalents were used to fund both of the outflows.

Shareholder's equity at June 30, 2003 was $26.8 million compared to $26.6 million at December 31, 2002, a 0.75% increase. The company repurchased 18,965 shares of treasury stock, at an average cost of $16.86, for a total cost of approximately $320,000 during the quarter ended June 30, 2003. In the opinion of management, these repurchases help leverage Northeast Indiana Bancorp's remaining equity and tend to improve return on shareholder's equity. Northeast Indiana Bancorp has approximately 55,000 shares that may be repurchased under the current stock repurchase program, which was previously announced.

The book value of NEIB's stock was $18.28 per common share as of June 30, 2003. The number of outstanding common shares was 1,464,944. The last reported trade of the stock on July 11, 2003 was $18.19 per common share. This represents a 15.1% increase over the closing price of $15.80 per common share on December 31, 2002.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The company offers a full array of banking, trust, and financial brokerage services to its customers through three full service branches located in Huntington, Indiana. The Company is traded on The NASDAQ Stock Market under the symbol "NEIB".

This press release may contain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues. Factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, loan demand, and competition. Additional factors include changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, regulatory and technological factors affecting each company's operations, pricing, products and services.

                                     -MORE-

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                            NORTHEAST INDIANA BANCORP
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
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
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                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                     ASSETS
                                                                                             June 30,          December 31,
                                                                                               2003                2002
                                                                                               ----                ----
Interest-earning cash and cash equivalents                                                $  7,726,393        $ 15,195,326
Noninterest earning cash and cash equivalents                                                2,225,113           3,061,082
                                                                                          ------------        ------------
   Total cash and cash equivalents                                                           9,951,506          18,256,408
Securities available for sale                                                               48,628,785          42,838,211
Securities held to maturity estimated market value of $184,000 and $225,000 at
   June 30, 2003 and December 31, 2002                                                         184,000             225,000
Loans held for sale                                                                            542,390             409,375
Loans receivable, net of allowance for loan loss June 30, 2003 $1,857,963 and
    December 31, 2002   $2,135,630                                                         150,310,065         154,559,565

Accrued interest receivable                                                                    739,425             694,593
Premises and equipment                                                                       2,099,145           2,176,356
Investments in limited liability partnerships                                                1,717,761           1,833,375
Cash surrender value of life insurance                                                       4,160,692           2,082,890
Other assets                                                                                 1,719,837           1,943,142
                                                                                          ------------        ------------
    Total Assets                                                                          $220,053,606        $225,018,915
                                                                                          ============        ============
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                                   122,641,155         122,356,652
Borrowed Funds                                                                              67,936,851          74,893,922
Accrued interest payable and other liabilities                                               2,698,047           1,205,856
                                                                                          ------------        ------------
    Total Liabilities                                                                      193,276,053         198,456,430
                                                                                          ------------        ------------

Retained earnings - substantially restricted                                                26,777,553          26,562,485
                                                                                          ------------        ------------
    Total Liabilities and Shareholder's Equity                                            $220,053,606        $225,018,915
                                                                                          ============        ============

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                        CONSOLIDATED STATEMENTS OF INCOME

                                                            Three Months Ended                    Six Months Ended
                                                                 June 30,                             June 30,

                                                           2003             2002             2003              2002
                                                           ----             ----             ----              ----
Total interest income                                  $ 3,148,787      $ 3,628,774       $ 6,383,181      $ 7,383,076
Total interest expense                                   1,673,717        2,039,612         3,413,766        4,205,620
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   Net interest income                                 $ 1,475,070      $ 1,589,162       $ 2,969,415      $ 3,177,456
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Provision for loan losses                                       --          175,000                --          392,300
   Net interest income after provision for
   Loan losses                                         $ 1,475,070      $ 1,414,162       $ 2,969,415      $ 2,785,156
     Service charges on deposit  account                    93,585           90,224           178,121          173,850
     Net loss on sale of securities                             --          (10,535)               --          (10,535)
     Net gain on sale of loans                             259,546           41,782           425,120           72,207
    Net gain (loss) on sale of repossessed assets           48,508          (76,918)           62,862          (62,287)
    Trust and brokerage fees                                50,517           70,422           102,212          116,266
    Other income                                           185,706          132,663           313,220          260,925
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Total noninterest income                               $   637,862      $   247,638       $ 1,081,535      $   550,426
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     Salaries and employee benefits *                      617,615          647,256         1,277,364        1,291,411
     Occupancy                                             123,454          114,796           247,182          231,317
     Data processing                                       167,243          157,473           336,324          309,533
     Deposit insurance premiums                              4,918            5,986            10,071           12,471
     Professional fees                                      69,288           88,895           147,005          138,389
     Correspondent bank charges                             53,836           54,073            99,773          107,502
     Other expense *                                       186,981          183,958           398,072          364,610
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Total noninterest expenses                             $ 1,223,335      $ 1,252,437       $ 2,515,791      $ 2,455,233
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  Income before income tax expenses                    $   889,597      $   409,363       $ 1,535,159      $   880,349
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Income tax expenses                                        257,550           85,476           421,900          203,238
Net Income                                             $   632,047      $   323,887       $ 1,113,259      $   677,111
======================================================================================================================
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* - Certain prior year line items were reclassified to conform with current year presentations.

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                            NORTHEAST INDIANA BANCORP
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
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
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                                                                      Three Months Ended                 Six Months Ended
                                                                         June 30,                             June 30,
                                                                 2003               2002               2003             2002
                                                                 ----               ----               ----             ----
Basic Earnings per common share                                     0.45               0.22              0.78              0.46
Dilutive Earnings per share                                         0.44               0.22              0.75              0.45
Net interest margin                                                 2.78%              2.87%             2.81%             2.85%
Return on average assets                                            1.13%              0.56%             1.00%             0.58%
Return on average equity                                            9.47%              4.91%             8.35%             5.14%
Average shares outstanding- primary                            1,414,449          1,454,996         1,423,186         1,460,195
Average shares outstanding- diluted                            1,442,606          1,483,310         1,475,036         1,504,366
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Allowance for loan losses:
   Balance at beginning of period                            $ 1,796,511        $ 2,071,139       $ 2,135,630       $ 1,954,900
   Charge-offs:
      One-to-four family                                              --                 --            25,954                --
      Commercial real estate                                          --             61,400           201,379            61,400
      Commercial                                                      --                 --           100,488                --
      Consumer                                                    48,717            188,341           140,865           350,554
                                                             ------------------------------------------------------------------
         Gross charge-offs                                        48,717            249,741           468,686           411,954
   Recoveries:
      One-to-four family                                              --                 --                --                --
      Commercial real estate                                          --                 --                --                --
      Commercial                                                  83,000              1,030            96,000            10,493
      Consumer                                                    27,169             69,644            95,019           121,333
                                                             ------------------------------------------------------------------
         Gross recoveries                                        110,169             70,674           191,019           131,826
                                                             ------------------------------------------------------------------
   Net charge-offs (recoveries)                                  (61,452)           179,067           277,667           280,128
   Additions charged to operations                                    --            175,000                --           392,300
                                                             ------------------------------------------------------------------
   Balance at end of period                                  $ 1,857,963        $ 2,067,072       $ 1,857,963       $ 2,067,072
                                                             ==================================================================

    Net loan charge-offs (recoveries) to average loans (1)         (0.16)%             0.43%             0.35%             0.34%
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Nonperforming assets (000's)                                    At June 30,       At March 31,    At December 31,
   Loans:                                                           2003              2003              2002
                                                                    ----              ----              ----
   Non-accrual                                                    $3,845             $4,611            $6,218
   Past 90 days or more and still accruing                            --                 --                --
   Troubled debt restructured                                         --                 --                --
                                                             ------------------------------------------------
      Total nonperforming loans                                    3,845              4,611             6,218
Real estate owned                                                    370              1,126               516
Other repossessed assets                                              14                  7                12
                                                             ------------------------------------------------
      Total nonperforming assets                                  $4,229             $5,744            $6,746
                                                             ================================================

Nonperforming assets to total assets                                1.92%              2.56%             3.00%
Nonperforming loans to total loans                                  2.53%              3.02%             3.97%
Allowance for loan losses to nonperforming loans                   48.30%             38.95%            34.35%
Allowance for loan losses to net loans receivable                   1.22%              1.18%             1.36%

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                                                                         At June 30,
                                                                 2003                2002
                                                                 ----                ----

Stockholders' equity as a % of total assets                        12.17%             11.79%
Book value per share                                         $     18.28            $ 17.14
Common shares outstanding- EOP                                 1,464,944          1,549,743

(1) Ratios for the three-month periods are annualized.


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